UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

UNITED AIRLINES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive,	Chicago,	IL	60606
(Address of principal executive offices)			(Zip Code)
(872) 825-4000
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note
On July 9, 2021, United Airlines Holdings, Inc (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") announcing that the International Association of Machinists and Aerospace Workers designated Richard Johnsen to fill the vacancy resulting from the departure of Sito Pantoja from the Company's Board of Directors (the "Board"), effective July 6, 2021. At the time of filing the Original Form 8-K, the Board had not yet designated any committees of the Board on which Mr. Johnsen would serve. This Amendment No. 1 to the Original Form 8-K is being filed to report that, effective September 23, 2021, the Board approved the recommendation of the Nominating/Governance Committee to assign Mr. Johnsen to serve as a member of the Public Responsibility Committee of the Board. Except as set forth herein, the Original Form 8-K is unchanged.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;        Compensatory Arrangements of Certain Officers.
Effective September 23, 2021, the Board approved the recommendation of the Nominating/Governance Committee to assign Richard Johnsen to serve as a member of the Public Responsibility Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President and General Counsel

Date: September 27, 2021

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